Exhibit 99.1

** For Immediate Release**

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc.
Announces the Adoption of a Stock Repurchase 10b5-1 Plan

Renton, Washington – December 17, 2014 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Savings Bank Northwest (the “Bank”), announced that on December 16, 2014 the Company’s Board of Directors adopted a pre-arranged stock trading plan for the purpose of repurchasing a limited number of shares of the Company’s common stock in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934. This plan has been established in accordance with, and as a part of, the Company’s stock repurchase program previously announced on October 23, 2014.

Rule 10b5-1 allows a company to adopt a written, pre-arranged stock trading plan at a time when it does not have material, non-public information and avoid concerns about whether it had material, non-public information at the time of the repurchase transactions pursuant to the plan.

Repurchases under the Company’s 10b5-1 plan will be administered through an independent broker. The plan will cover the repurchase of shares commencing no earlier than January 4, 2015 and expiring April 22, 2015. Repurchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the plan.

First Financial Northwest, Inc. is the parent company of First Savings Bank Northwest, a Washington chartered stock savings bank headquartered in Renton, Washington, serving the Puget Sound Region through its full-service banking office. For additional information, please visit the Bank’s website at www.fsbnw.com and click on the “Investor Relations” section.

Forward-looking statements:
This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our risk factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.  Such forward-looking statements speak only as of the date of this release.  The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Company’s expectations of results or any change in events.